EXHIBIT 99.1

                         [1-800-FLOWERS.COM, Inc. LOGO]



Investor Contact:                   Media Contacts:
----------------                    --------------
Joseph D. Pititto                   Ken Young
(516) 237-6131                      (516) 237-6102
E-mail: invest@1800flowers.com      kyoung@1800flowers.com
        ------------------          ----------------------

Mike Rosen, Bratskeir & Co.
(212) 679-2233 (Ext. 457)
mrosen@bratskeir.com



1-800-FLOWERS.COM(R)Announces Director Charles Lax of SOFTBANK Capital Partners, is Leaving the Company's Board of Directors to Focus His Efforts on "Early Stage" Companies


Westbury, NY, June 25, 2002 - 1-800-FLOWERS.COM (NASDAQ: FLWS), a leading multi-channel retailer of thoughtful gifts for all occasions, today announced that Charles Lax, a partner with SOFTBANK Capital Partners, has resigned from the Company's board of directors. Mr. Lax stated that he was resigning to focus his energies on developmental companies with GrandBanks Capital, a new venture capital fund sponsored by SOFTBANK.

"We are very proud to have been a part of the successful growth of 1-800-FLOWERS.COM. We made our investment more than three years ago and have been actively involved, as the company has developed into a leading specialty gift retailer," said Mr. Lax. "We believe 1-800-FLOWERS is one of the best-managed companies we have ever been associated with and we remain excited about its prospects for the future. Accordingly, SOFTBANK has no immediate plans to reduce its position in FLWS. However, we reserve the right to make dispositions of some or all of our shareholding at appropriate price levels in the future," he added.

1-800-FLOWERS.COM CEO Jim McCann said "Our company has benefited greatly from the advice and experience of Charley Lax and his partners at SOFTBANK and we look forward to continuing our strong business relationship with them, even though they no longer will serve on our board."

McCann said Mr. Lax's departure from the Board is the latest move in the company's evolution as a public company. McCann noted that, as a part of this evolution, the Company is seeking to change the composition of its board of directors as illustrated by the recent addition of Mary Lou Quinlan, president of Just Ask A Woman, a New York-based marketing firm. McCann said "Our initial board was very VC- finance oriented and reflected our company's needs at the time. We are now creating a more diverse board with retail, merchandising, marketing and media experience to help guide us to our future growth and profitability goals."

                                     (more)

1-800-FLOWERS.COM Announces Director Charles Lax to Leave Board of Directors... pg. 2


ABOUT 1-800-FLOWERS.COM(R)
With one of the most recognized brands in gift retailing, 1-800-FLOWERS.COM provides a broad range of thoughtful gift products including flowers, plants, gourmet foods, candies,gift baskets and other unique gifts to customers around the world via: the Internet at (www.1800flowers.com); by calling 1-800-FLOWERS(R) (1-800-356-9377) 24 hours a day; or by visiting one of its Company- operated or franchised stores. The Company's gift product line is extended by the merchandise sold under its complimentary brands, including home decor and garden merchandise under Plow & Hearth(R) (phone: 1-800-627-1712 and web: www.plowandhearth.com), premium popcorn and other food gifts under The Popcorn Factory(R) (phone: 1-800-541-2676 and web: www.thepopcornfactory.com), gourmet food products under GreatFood.com(R) (www.greatfood.com), and children's gifts under HearthSong(R) (www.hearthsong.com) and Magic Cabin Dolls(R) (www.magiccabindolls.com). 1-800-FLOWERS.COM currently maintains strategic online relationships with AOL Time Warner (AOL keyword: 1800flowers), Yahoo!, and Microsoft Corporation (MSN) among others. The Company's Class A common stock is listed on the NASDAQ National Market (ticker symbol "FLWS").

Special Note Regarding Forward-Looking Statements:
A number of statements contained in this press release, other than statements of historical fact, are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: the Company's ability attract new outside board members with experience in specialty retail, technology and Internet media/commerce; its ability to achieve its guidance for future revenue and profit growth; its ability to improve its bottom line results and build long-term shareholder value; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. For a more detailed description of these and other risk factors, please refer to the Company's SEC filings including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update any of the forward looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

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